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Information Analysis Incorporated                     2002 Report on Form 10-KSB
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Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Form SB-2 No. 333-95775 dated September 4, 2000 and Registration Statements (Form S-8 No. 33-26249 and No. 33-305136) pertaining to the 1986 Stock Option Plan and 1996 Stock Option Plan of Information Analysis Incorporated and in the related prospectus' of our report dated February 14, 2003 with respect to the consolidated financial statements of Information Analysis Incorporated included in this Annual Report (Form 10-KSB) for the years ended December 31, 2002 and 2001.

                                                /s/ Rubino & McGeehin, Chartered

Bethesda, Maryland
April 4, 2003